United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 25, 2006
First Busey Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	0-15959	37-1078406

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 West Main Street, Urbana, IL	61801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (217) 365-4513
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
     On April 25, 2006, First Busey Corporation (the “Company”), pursuant to the provisions of the Indenture dated as of June 18, 2001 (the “Indenture”) between the Company and Wilmington Trust Company (the “Trustee”), gave notice to the Trustee of the Company’s intention to prepay on June 19, 2006 (the “Redemption Date”) all $25,773,190 aggregate principal amount of the 9.00% Subordinated Debentures due 2031 (the “Debentures”) held by First Busey Capital Trust I (the “Trust”). The prepayment price is 100% of the $25,773,190 aggregate principal amount of the Debentures plus all accrued but unpaid interest up to, but excluding the Redemption Date. The Indenture was entered into by the Company in connection with the issuance of the Debentures and set forth the terms of the Debentures including, but not limited to, the terms related to the issuance and prepayment thereof, the payment, or deferral, of interest thereon, and the events constituting an event of default thereunder.
     In accordance with the Amended and Restated Declaration of Trust dated June 18, 2001 among the Company, the Trustee, as Property trustee and Delaware trustee, and the administrative trustees named therein (the “Declaration”) relating to the 9.00% Cumulative Trust Preferred Securities (the “Preferred Securities”) issued by First Busey Capital Trust I (the “Trust”), the prepayment of the Debentures will result in the redemption on the Redemption Date of all of the 2,500,000 Preferred Securities issued by the Trust and all of the 77,319 outstanding Common Securities (the “Common Securities”) issued by the Trust, at the redemption price of $10.00 per security, plus accrued and unpaid distributions up to, but excluding the Redemption Date. The Common Securities are owned by the Company. The Declaration was entered into by the Trust and the Company in connection with the issuance of the Preferred Securities and Common Securities and sets forth the terms of such trust securities including, but not limited to, the terms related to the issuance and redemption thereof, the payment, or deferral, of distributions thereon, and the events constituting an event of default thereunder.
     The Company anticipates that, upon receipt of any required regulatory approval, it will establish a new series of preferred securities in an aggregate principal amount of approximately $30,000,000 as part of a pooled trust preferred program. The proceeds of the new issue will be used to redeem the current Preferred Securities and to repay certain outstanding indebtedness of the Company.
Item 7.01. Regulation FD Disclosure.
     On April 26, 2006, the Company issued a press release announcing its intention to prepay the Debentures and to redeem the Preferred Securities and Common Securities. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated April 26, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2006	First Busey Corporation
	By:	/s/ Douglas C. Mills
Chairman and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release dated April 26, 2006.